Exhibit 99.1

Investor Contacts	Media Contacts
Linda Ventresca	Joseph Kuo
AXIS Capital Holdings Limited	Kekst and Company
investorrelations@axiscapital.com	(212) 521-4800
(441) 405-2727

AXIS CAPITAL REPORTS SECOND QUARTER OPERATING INCOME OF $183 MILLION

AND NET INCOME OF $159 MILLION

DILUTED OPERATING EARNINGS PER SHARE OF $1.22 AND

ANNUALIZED OPERATING RETURN ON AVERAGE COMMON EQUITY OF 17.4%

Pembroke, Bermuda, August 3, 2009 - AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today reported net income available to common shareholders for the second quarter of 2009 of $159 million, or $1.06 per diluted common share, compared with $231 million, or $1.47 per diluted common share, for the second quarter of 2008. Net income for the six months ended June 30, 2009 was $275 million, or $1.84 per diluted share, compared with $469 million, or $2.95 per diluted share, for the corresponding period in 2008.

Operating income for the second quarter of 2009 was $183 million, or $1.22 per diluted share, compared with $229 million, or $1.45 per diluted common share, for the second quarter of 2008. This same item excluding foreign exchange gains/losses, net of tax, for the second quarter of 2009 was $208 million, or $1.39 per diluted common share, compared with $236 million, or $1.50 per diluted common share, for the second quarter of 2008.

Operating income for the first six months of 2009 was $338 million, or $2.26 per diluted share, compared with $434 million, or $2.73 per diluted common share, for the first six months of 2008. This same item excluding foreign exchange gains/losses, net of tax, for the first six months of 2009 was $363 million, or $2.43 per diluted common share, compared with $421 million, or $2.65 per diluted common share, for the first six months of 2008.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Second Quarter Highlights

•	Operating income of $183 million;

•	Annualized operating return on average common equity of 17.4%;

•	Gross premiums written of $915 million, an increase of 5%;

•	Combined ratio of 80.4%, including net favorable reserve development of 13.7 percentage points;

•	Underwriting income of $141 million, an increase of 2%;

•	A reduction in the net unrealized losses on our available for sale investments of $239 million;

•	Strong operating cash flows of $207 million;

•	Shareholders’ equity of $4.9 billion, an increase of 10% from December 31, 2008; and

•	Diluted book value per common share of $28.72, an increase of 9% from March 31, 2009 and 11% from December 31, 2008.

Commenting on the second quarter 2009 financial results, John Charman, Chief Executive Officer and President of AXIS Capital, stated: “We are pleased to report that we have delivered strong diluted book value growth of 9% and an annualized operating return on average common equity of 17.4% during this second quarter of 2009. Both our insurance and reinsurance segment converted the best opportunities they found against the backdrop of a mixed market. The result was an overall increase in gross premiums written and net premiums written of 5% and 2% respectively during the second quarter.

I am disappointed that the insurance market has failed to harden more broadly when it is so blindingly obvious that is the path it should and must take. The need for change is obvious, but the courage to change is lacking.

The reinsurance market continues to show strong leadership and disciplined pricing overall. A stratification is occurring in this market and we are perfectly positioned to reap the benefits.”

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Segment Highlights

Insurance Segment

Our insurance segment reported underwriting income for the quarter of $16 million, down $35 million, or 69%, from the second quarter of 2008. The segment’s combined ratio was 89.8% compared with 80.3% in the prior year quarter. The increase in the combined ratio was driven by increased claims activity impacting our credit and political risk line of business, partially offset by a lower frequency and severity of property per risk losses. Net favorable prior period development was $47 million, or 15.7 points, this quarter compared with $46 million, or 15.5 points, in the second quarter of 2008. The current quarter’s underwriting result also included a reduction of $15 million in the fair value of an insurance derivative contract, which is included in other insurance related income. This compared with a $7 million reduction in the same quarter last year.

Our insurance segment reported gross premiums written in the quarter of $527 million, down 5% from the second quarter of 2008, and net premiums written of $313 million, down 14% from the second quarter of 2008. These reductions primarily emanate from our credit and political risk line of business, where we continued to see limited underwriting opportunities due to contracting global lending and trading activity. Ceded premiums were 41% of gross premiums written in the current quarter compared with 34% in the second quarter of 2008. The increase reflects the impact of business mix changes, increased costs and the expansion of our reinsurance coverage during the year.

Reinsurance Segment

Our reinsurance segment reported underwriting income for the quarter of $125 million, a 43% increase compared with the second quarter of 2008. The segment’s combined ratio was 69.5% compared with 77.3% in the prior year quarter. The improvement in the combined ratio was driven by a lower level of catastrophe and other large loss activity. Net favorable prior period development was $50 million, or 12.2 points, this quarter compared with $41 million, or 10.6 points, in the second quarter of 2008.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Our reinsurance segment reported gross premiums written in the quarter of $388 million, up 22% from the second quarter of 2008, reflecting rate increases, increased participation on certain treaties and new business opportunities. These factors were significant in the growth of our catastrophe, property and professional liability reinsurance lines of business.

Investments

Net investment income for the quarter of $112 million represented an increase of $13 million, or 13%, relative to the first quarter of this year and a decrease of $25 million, or 18%, relative to the second quarter of 2008. Net investment income from fixed maturities and cash and cash equivalents was $103 million this quarter compared with $95 million in the first quarter of this year and $116 million in the second quarter of 2008. The increase relative to the first quarter of 2009 reflects the impact of higher average invested balances as well as redeployment of cash and cash equivalents into higher yielding high-grade fixed income investments. Net investment income from cash and cash equivalents decreased over the prior year period however as a result of lower short-term and intermediate interest rates. Net investment income from our alternative investment portfolio (“other investments”) was $12 million. This represented an increase of $5 million relative to the first quarter of this year and a decrease of $8 million relative to the same period last year.

Effective April 1, 2009, we adopted the new FASB guidance for the recognition of other-than-temporary impairments (OTTI) of fixed maturity securities, resulting in a $38 million net after-tax increase to our April 1, 2009 retained earnings and accumulated other comprehensive loss. This adjustment reflects the non-credit portion of $86 million in previously recognized OTTI for fixed maturity securities held at March 31, 2009. The adoption of this new guidance had no impact to our book value per share. For the current quarter, we recorded a further $1 million in net after-tax OTTI charges through other comprehensive income.

During the quarter, we incurred net realized investment losses of $24 million compared to net realized investment gains of $2 million in the prior year quarter. Net realized investment losses for the quarter included $21 million of OTTI charges on certain mortgage-backed, corporate debt and equity securities.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

At June 30, 2009, net unrealized losses within our available for sale investment portfolio were $529 million, a reduction of $239 million in the quarter. The improvement in asset valuation experienced during the quarter was primarily due to credit spread tightening on corporate debt and structured credit securities.

During the quarter, we reduced U.S. agency residential mortgage-backed securities and invested the proceeds primarily in U.S. agency debt securities and high-grade corporate debt. This shift has resulted in reduced extension risk while maintaining our investment portfolio yield levels. At June 30, 2009, we held cash and cash equivalent balances of $1.4 billion, or 13%, of total cash and investments. Our fixed maturity investment portfolio, which represents 81% of total cash and investments, is well diversified, has a weighted average credit quality of AA+, and has an average duration of approximately 3.13 years. Our other investments represent 5% of our cash and investments portfolio at June 30, 2009.

Supplementary information relating to our investment portfolio at June 30, 2009 is available in the Investor Information section of our website.

Capitalization / Shareholders’ Equity

Total capitalization at June 30, 2009 was $5.4 billion, including $0.5 billion of long-term debt and $0.5 billion of preferred equity, compared to $5.0 billion at December 31, 2008. At June 30, 2009, diluted book value per common share, on a treasury stock basis, was $28.72 and book value per common share was $32.02, compared to $25.79 and $29.08 respectively, as of December 31, 2008.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Conference Call

We will host a conference call on Tuesday, August 4, 2009 at 8:00 AM (Eastern) to discuss the second quarter financial results and related matters. The teleconference can be accessed by dialing (866) 843-0890 (U.S. callers) or (412) 317-9250 (international callers) and entering the pass-code 9677789 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of the Company’s website at www.axiscapital.com.

In addition, a financial supplement relating to our financial results for the quarter ended June 30, 2009 is available in the Investor Information section of our website.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at June 30, 2009 of $4.9 billion and locations in Bermuda, the United States, Europe, Singapore, Canada and Australia. Its operating subsidiaries have been assigned a rating of “A+” (“Strong”) by Standard & Poor’s and “A” (“Excellent”) by A.M. Best. AXIS Capital has been assigned a senior unsecured debt rating of A- (stable) by Standard & Poor’s and Baa1 (stable) by Moody’s Investors Service. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2009 (UNAUDITED) AND DECEMEBER 31, 2008

	2009	2008
	(in thousands, except per share amounts)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$8,872,839	$7,750,654
Equity securities, available for sale, at fair value	96,875	107,283
Other investments, at fair value	539,545	492,082
Short-term investments	165,197	261,879

Total investments	9,674,456	8,611,898
Cash and cash equivalents	1,380,863	1,820,673
Accrued interest receivable	87,361	79,232
Insurance and reinsurance premium balances receivable	1,707,677	1,185,785
Reinsurance recoverable balances	1,381,076	1,304,551
Reinsurance recoverable balances on paid losses	62,764	74,079
Deferred acquisition costs	374,849	273,096
Prepaid reinsurance premiums	296,994	279,553
Securities lending collateral	146,350	412,823
Goodwill and intangible assets	95,058	60,417
Other assets	171,437	180,727

Total assets	$15,378,885	$14,282,834

Liabilities
Reserve for losses and loss expenses	$6,561,894	$6,244,783
Unearned premiums	2,671,025	2,162,401
Insurance and reinsurance balances payable	178,372	202,145
Securities lending payable	149,288	415,197
Senior notes	499,422	499,368
Other liabilities	253,198	233,082
Net payable for investments purchased	156,567	64,817

Total liabilities	10,469,766	9,821,793

Shareholders’ Equity
Preferred shares - Series A and B	500,000	500,000
Common shares	1,900	1,878
Additional paid-in capital	1,989,503	1,962,779
Accumulated other comprehensive (loss) income	(528,261)	(706,499)
Retained earnings	3,447,511	3,198,492
Treasury shares, at cost	(501,534)	(495,609)

Total shareholders’ equity	4,909,119	4,461,041

Total liabilities and shareholders’ equity	$15,378,885	$14,282,834

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008

	Three months ended		Six months ended
	2009	2008	2009	2008
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$706,770	$680,291	$1,372,129	$1,338,925
Net investment income	112,220	137,015	211,512	222,666
Other insurance related loss	(14,261)	(7,269)	(23,656)	(5,267)
Net realized investment gains (losses):
Other-than-temporary impairment losses	(22,896)	(645)	(52,796)	(16,141)
Portion of impairment losses transferred to other comprehensive income	1,443	—	1,443	—
Other realized investment (losses) gains	(2,225)	2,197	(12,922)	53,378

Total net realized investment (losses) gains	(23,678)	1,552	(64,275)	37,237

Total revenues	781,051	811,589	1,495,710	1,593,561

Expenses
Net losses and loss expenses	378,252	371,717	766,251	733,398
Acquisition costs	103,309	97,780	205,285	192,260
General and administrative expenses	86,949	82,953	173,506	161,703
Foreign exchange losses (gains)	24,184	6,564	23,795	(13,733)
Interest expense and financing costs	7,971	7,890	15,892	15,848

Total expenses	600,665	566,904	1,184,729	1,089,476

Income before income taxes	180,386	244,685	310,981	504,085
Income tax expense	12,006	4,199	17,703	16,658

Net income	168,380	240,486	293,278	487,427
Preferred shares dividends	9,219	9,219	18,438	18,438

Net income available to common shareholders	$159,161	$231,267	$274,840	$468,989

Weighted average common shares and common share equivalents:
Basic	137,849	142,333	137,586	142,786

Diluted	149,861	157,602	149,448	158,893

Earnings per common share:
Basic	$1.15	$1.62	$2.00	$3.28

Diluted	$1.06	$1.47	$1.84	$2.95

Cash dividends declared per common share	$0.20	$0.185	$0.40	$0.37

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2009 AND 2008

	2009			2008
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Gross premiums written	$526,764	$387,877	$914,641	$555,464	$318,705	$874,169
Net premiums written	313,136	387,877	701,013	365,511	318,705	684,216
Net premiums earned	298,975	407,795	706,770	297,429	382,862	680,291
Other insurance related (loss) income	(14,956)	695	(14,261)	(7,509)	240	(7,269)
Net losses and loss expenses	(187,211)	(191,041)	(378,252)	(159,696)	(212,021)	(371,717)
Acquisition costs	(28,306)	(75,003)	(103,309)	(31,120)	(66,660)	(97,780)
General and administrative expenses	(52,893)	(17,525)	(70,418)	(48,141)	(17,077)	(65,218)

Underwriting income	$15,609	$124,921	140,530	$50,963	$87,344	138,307

Corporate expenses			(16,531)			(17,735)
Net investment income			112,220			137,015
Net realized investment (losses) gains			(23,678)			1,552
Foreign exchange losses			(24,184)			(6,564)
Interest expense and financing costs			(7,971)			(7,890)

Income before income taxes			$180,386			$244,685

Net loss and loss expense ratio	62.6%	46.8%	53.5%	53.7%	55.4%	54.6%
Acquisition cost ratio	9.5%	18.4%	14.6%	10.4%	17.4%	14.4%
General and administrative expense ratio	17.7%	4.3%	12.3%	16.2%	4.5%	12.2%

Combined ratio	89.8%	69.5%	80.4%	80.3%	77.3%	81.2%

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

CONSOLIDATED SEGMENTAL DATA (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

	2009			2008
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Gross premiums written	$890,922	$1,347,214	$2,238,136	$990,321	$1,148,029	$2,138,350
Net premiums written	525,151	1,338,163	1,863,314	637,243	1,138,748	1,775,991
Net premiums earned	574,598	797,531	1,372,129	596,986	741,939	1,338,925
Other insurance related (loss) income	(24,761)	1,105	(23,656)	(6,322)	1,055	(5,267)
Net losses and loss expenses	(339,915)	(426,336)	(766,251)	(319,146)	(414,252)	(733,398)
Acquisition costs	(54,509)	(150,776)	(205,285)	(62,834)	(129,426)	(192,260)
General and administrative expenses	(103,374)	(35,796)	(139,170)	(95,960)	(34,447)	(130,407)

Underwriting income	$52,039	$185,728	237,767	$112,724	$164,869	277,593

Corporate expenses			(34,336)			(31,296)
Net investment income			211,512			222,666
Net realized investment (losses) gains			(64,275)			37,237
Foreign exchange (losses) gains			(23,795)			13,733
Interest expense and financing costs			(15,892)			(15,848)

Income before income taxes			$310,981			$504,085

Net loss and loss expense ratio	59.2%	53.5%	55.8%	53.5%	55.8%	54.8%
Acquisition cost ratio	9.4%	18.9%	15.0%	10.5%	17.5%	14.3%
General and administrative expense ratio	18.0%	4.5%	12.6%	16.1%	4.6%	12.1%

Combined ratio	86.6%	76.9%	83.4%	80.1%	77.9%	81.2%

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED

NON-GAAP FINANCIAL MEASURE RECONCILIATION

OPERATING INCOME AND OPERATING INCOME EXCLUDING

FOREIGN EXCHANGE GAINS, NET OF TAX

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008

	Three months ended		Six months ended
	2009	2008	2009	2008
Net income available to common shareholders	$159,161	$231,267	$274,840	$468,989

Adjustment for net realized investment losses (gains)	23,678	(1,552)	64,275	(37,237)
Adjustment for associated tax impact	(205)	(563)	(670)	2,179

Operating income	182,634	229,152	338,445	433,931

Adjustment for foreign exchange losses (gains)	24,184	6,564	23,795	(13,733)
Adjustment for associated tax impact	1,112	(53)	473	1,155

Operating income excluding foreign exchange losses (gains), net of tax	$207,930	$235,663	$362,713	$421,353

Net income per share - diluted	$1.06	$1.47	$1.84	$2.95
Adjustment for net realized investment losses (gains)	0.16	(0.01)	0.42	(0.23)
Adjustment for associated tax impact	—	(0.01)	—	0.01

Operating income per share - diluted	$1.22	$1.45	$2.26	$2.73

Adjustment for foreign exchange losses (gains)	0.16	0.05	0.16	(0.09)
Adjustment for associated tax impact	0.01	—	0.01	0.01

Operating income excluding foreign exchange losses (gains), net of tax	$1.39	$1.50	$2.43	$2.65

Weighted average common shares and common share equivalents - diluted	149,861	157,602	149,447	158,893

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) the occurrence of natural and man-made disasters, (2) actual claims exceeding our loss reserves, (3) the failure of any of the loss limitation methods we employ, (4) the effects of emerging claims and coverage issues, (5) the failure of our cedants to adequately evaluate risks, (6) the loss of one or more key executives, (7) a decline in our ratings with rating agencies, (8) the loss of business provided to us by our major brokers, (9) changes in governmental regulations, (10) increased competition, (11) interest rate and/or currency value fluctuations, (12) general economic conditions and (13) the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In this release, we have presented the following non-GAAP financial measures:

1.	Operating income. This represents net income available to common shareholders, before the after tax impact of net realized gains and losses on investments;

2.	Operating income, excluding the after tax impact of foreign exchange gains and losses.

We have included these measures as we believe that security analysts, rating agencies and investors believe that realized gains and losses and foreign exchange, where an actively managed foreign exchange program is not in place, are largely opportunistic and are a function of economic and interest rate conditions. As a result, we believe that they evaluate earnings before realized gains and losses and foreign exchange, adjusted for tax, to make performance comparisons with our industry peers.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600 Fax 441.296.3140

www.axiscapital.com